UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 30, 2014

Escalera Resources Co.

 (Exact name of registrant as specified in its charter)

Maryland	001-33571	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) - 794-8445

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

As discussed in Item 5.02 below, on October 30, 2014, Escalera Resources Co. (the “Company”) notified Dr. Clark Huffman, Vice President — Operations that his employment contract, which expires December 31, 2014, will not be renewed.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 30, 2014, the Company provided notification to Dr. Clark Huffman, Vice President - Operations, that his employment with the Company was terminated under section 3.2(c) of his Amended and Restated Employment Agreement, dated March 30, 2012 (the “Employment Agreement”).  In connection therewith, Dr. Huffman ceased being an officer of the Company.  The Company anticipates entering into a separation, severance and release agreement with Dr. Huffman providing him with the benefits under his Employment Agreement for separation without cause.

The Company has engaged a consultant with extensive experience in operating coalbed methane properties to oversee the Company’s operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESCALERA RESOURCES CO.

Date: November 5, 2014	By:	/s/ Emily Maron
	Name:	Emily Maron
	Title:	Assistant Corporate Secretary